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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 25, 2005


                             TRIARC COMPANIES, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


                1-2207                                   38-0471180
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       (Commission File Number)             (IRS Employer Identification No.)


             280 PARK AVENUE
              NEW YORK, NY                                 10017
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(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (212) 451-3000


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  In connection with the acquisition by Triarc Companies, Inc. ("Triarc" or the "Company") of RTM Restaurant Group ("RTM") referenced under
Item 2.01 below, Triarc has entered into certain material definitive agreements.

                  Set forth below are brief descriptions of the material terms and conditions of each such definitive agreement. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the definitive agreements, each of which is attached as an exhibit to this Form 8-K.

CREDIT AGREEMENT

                  On July 25, 2005, Arby's Restaurant Group, Inc., an indirect wholly owned subsidiary of Triarc ("ARG"), Arby's Restaurant Holdings, LLC, an indirect wholly owned subsidiary of Triarc ("ARH" and, together with ARG, the "Borrowers") and Triarc Restaurant Holdings, LLC ("Parent Guarantor"), an indirect wholly owned subsidiary of Triarc, entered into a Credit Agreement, among Borrowers, Parent Guarantor, the Lenders and Issuers party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse, Cayman Islands Branch, as joint lead arrangers and joint book-running managers, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents, and Wachovia Bank, National Association, SunTrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents (the "Credit Agreement").

                  The Credit Agreement provides for a revolving credit facility of $100.0 million and a term loan facility in the aggregate principal amount of $620.0 million, with a provision to allow for an uncommitted increase of up to an additional $150.0 million in the term facility amount subject to approval and acceptance by the administrative agent, among other conditions. The proceeds of the term loan facility were used to finance a portion of the RTM Acquisitions (as defined below), to pay the fees and expenses in connection therewith, and to repay certain of ARG's and its subsidiaries' and RTM's and certain of its affiliates' existing indebtedness, including related prepayment fees. The revolving credit facility, which was undrawn at closing, will be used for working capital and other general corporate purposes, including permitted acquisitions.

                  The obligations under the Credit Agreement are secured by substantially all of the assets (other than real property) of Borrowers, Parent Guarantor and the domestic subsidiaries of ARH, including, without limitation, intellectual property, and all of the capital stock of ARH and ARH's direct and indirect domestic subsidiaries, and 65% of the capital stock of any first-tier foreign subsidiary. The obligations under the Credit Agreement are also guaranteed by each of ARH and ARH's direct and indirect domestic subsidiaries (other than ARG), and are required to be guaranteed by any additional domestic subsidiaries acquired by ARH, subject to certain exceptions.

                  The term loan facility will mature on July 25, 2012 and will amortize in an amount equal to 1% per annum of the initial principal amount outstanding, payable in equal quarterly installments beginning on March 31, 2007 and ending on June 30, 2011, with the balance payable in the final year in four equal quarterly payments. The revolving credit facility will mature on July 25, 2011.

                  Until the first date on which the Borrowers deliver the financial statements in respect of a fiscal period ending on or after January 25, 2006, the term credit facility bears interest, at the Borrowers' option, at a rate equal to (i) the Eurodollar Rate (as defined in the Credit Agreement) plus 2.25% per annum, or (ii) the Base Rate (as defined in the Credit Agreement) plus 1.25% per annum. Thereafter, the term credit facility will bear interest, at the Borrowers' option, at a rate equal to (i) the Eurodollar Rate plus a margin equal to (x) 2.25% per annum, if the leverage ratio is at least 3.5 to 1.0, or (y) 2.00% per annum, if the leverage ratio is less than 3.5 to 1.0, or (ii) the Base Rate plus a margin equal to (x) 1.25% per annum, if the leverage ratio is at least 3.5 to 1.0, or (y) 1.00% per annum, if the leverage ratio is less than 3.5 to 1.0.

                  Until the first date on which the Borrowers deliver the financial statements in respect of a fiscal period ending on or after January 25, 2006, the revolving credit facility will bear interest, at the Borrowers' option, at a rate equal to (i) the Eurodollar Rate plus 2.00% per annum, or
(ii) the Base Rate plus 1.00% per annum. Thereafter, the revolving credit facility will bear interest, at the Borrowers' option, at a rate equal to (i) the Eurodollar Rate plus a margin equal to (x) 2.00% per annum, if the leverage ratio is greater than or equal to 3.5 to 1.0, (y) 1.75% per annum, if the leverage ratio is at least 3.0 to 1.0 but less than 3.5 to 1.0, or (z) 1.50% per annum, if the leverage ratio is less than 3.0 to 1.0, or (ii) the Base Rate plus a margin equal to (x) 1.00% per annum, if the leverage ratio is greater than or equal to 3.5 to 1.0, (y) 0.75% per annum, if the leverage ratio is at least 3.0 to 1.0 but less than 3.5 to 1.0, or (z) 0.50% per annum, if the leverage ratio is less than 3.0 to 1.0.

                  Certain mandatory prepayments of the credit facilities will be required upon the occurrence of certain events, including the incurrence of certain additional indebtedness and the sale of certain assets. The loans must also be prepaid from Excess Cash Flow (as defined in the Credit Agreement) if the leverage ratio is exceeded.

                  The representations, covenants, and events of default in the Credit Agreement are customary for financing transactions of this nature. Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Credit Agreement and the ancillary loan documents as a secured party.

                  The affirmative and negative covenants in the Credit Agreement include, among others, (a) preservation of corporate existence, (b) payment of taxes, (c) maintenance of insurance, (d) limitations on liens, (e) limitations on debt, (f) limitations on dividends, redemptions and repurchases with respect of capital stock and (g) limitations on transactions with affiliates.

                  The Credit Agreement contains the following financial covenants: a maximum leverage ratio, a maximum lease adjusted leverage ratio, a minimum interest coverage ratio and maximum capital expenditures.

                  The Credit Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

REGISTRATION RIGHTS AGREEMENT

                  On July 25, 2005, Triarc and certain former holders (the "RTMRG Holders") of the common stock, no par value per share, of RTM Restaurant Group, Inc. ("RTMRG Common Stock"), entered into a Registration Rights Agreement, which provides, among other things, that Triarc is obligated to file, no later than August 24, 2005, a registration statement to permit resales of the 9,684,316 shares of Triarc Class B Common Stock, Series 1, par value $0.10 per share (the "Triarc Class B-1 Common Stock"), received by the RTMRG Holders in connection with the acquisition of RTM. The Registration Rights Agreement also provides that the RTMRG Holders will be entitled to liquidated damages of $40,000 in the aggregate per day for each day that Triarc has failed to file such registration statement within such 30 day time period.

                  Additionally, the Registration Rights Agreement provides that Triarc is obligated to keep such registration statement effective for a specified period following its effectiveness.

                  The Registration Rights Agreement is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

EMPLOYMENT AGREEMENT WITH DOUGLAS N. BENHAM

                  Douglas N. Benham, who serves as President and Chief Executive Officer of ARG, entered into a new employment agreement with ARG in connection with the closing of the RTM Acquisitions. This employment agreement supersedes his prior employment agreement dated as of November 28, 2003.

                  The term of Mr. Benham's employment agreement commenced upon the effective date of the closing of the RTM Acquisitions and will terminate on the third anniversary of the closing of the RTM Acquisitions, subject to extension by Mr. Benham for additional one-year periods if agreed by ARG. Mr. Benham will receive a base salary of $1,000,000 subject to increase by the board of directors of ARG in its sole discretion. Mr. Benham will be eligible to receive an annual cash bonus based upon the achievement of performance targets agreed in advance by him and the compensation committee of the board of directors of ARG, with a target bonus equal to 100% of his base salary.

                  On the closing date of the RTM Acquisitions, Mr. Benham was paid $216,267 with respect to his accrued benefit under Arby's Senior Executive Mid-Term Incentive Plan, and the Mid-Term Plan was terminated as of that date. Mr. Benham is entitled to additional payments of his accrued benefits under the Mid-Term Plan in the amounts of $272,602, to be paid promptly following the close of ARG's audited financial statements for the 2006 fiscal year, and $92,535, to be paid promptly following the close of ARG's audited financial statements for the 2007 fiscal year. Any unpaid additional payments shall be paid to Mr. Benham upon termination of his employment by Arby's without "cause" or by him due to the occurrence of a "triggering event" (as each term is defined in the employment agreement), as applicable.

                  Mr. Benham will be eligible to participate in our benefit plans on the same basis as our other senior executives and will receive a car allowance consistent his position. He is also eligible to receive $50,000 as a relocation allowance for incidental expenses and to reimbursement of reasonable out-of-pocket expenses incurred by him in connection with moving his personal items located in Florida to the Atlanta, Georgia metropolitan area.

                  If Mr. Benham's employment is terminated by ARG without "cause" or by him due to the occurrence of a "triggering event", as applicable, then:

                  o He will be entitled to receive continued payments of his base salary for 24 months following the date of termination, but if section 409A of the Internal Revenue Code applies to the payments, the payments will commence on the six-month anniversary of the date of termination, and the first payment will be a lump sum payment equal to six months' base salary followed by continued semi-monthly payments for the remaining eighteen months, and, in either case, with the final twelve months of payments being subject to offset by income from a new employer or from consulting; and

                  o He will be entitled to receive a pro rata annual bonus for the year of his termination;

                  o He will be permitted to continue to participate in ARG's health and medical insurance policies until he ceases to receive the base salary payments described above or eighteen months following the termination of his employment, whichever is longer, and the cost of his benefits will be allocated to him on the same basis as during his employment; and

                  o All of his options to purchase Triarc common stock that would have vested by the earlier of the third anniversary of the closing of the RTM Acquisitions or the second anniversary of his termination will immediately vest on the date of his termination and all remaining options that are unvested will terminate as of the date of termination.

                  Upon the termination of his employment due to "disability" (as defined in the employment agreement), Mr. Benham will also become vested in all of his options to purchase Triarc common stock that would have vested by the earlier of the third anniversary of the closing of the RTM Acquisitions or the second anniversary of his termination and all remaining options that are unvested will terminate as of the date of termination. All payments and benefits to be paid or provided to Mr. Benham following a termination of his employment by ARG without cause or by him due to a triggering event are conditioned upon his execution of a general release.

                  Following Mr. Benham's termination of employment he will be subject to a 24-month post termination:

                  o non-compete covenant relating to any business or entity that owns and/or franchises more than 3,000 restaurant units in the United States in which 50% or more of the revenues of such business or entity (including royalties earned as a franchisor) is derived from the sale of sandwiches covering any state or territory (and the District of Columbia) in which ARG and its subsidiaries maintain restaurants,

                  o no hire and no-solicitation covenant relating to any person who was an employee of ARG or any of its subsidiaries or affiliates (as a director or more senior employee), in each case during the six months prior to the termination of employment, and

                  o non-solicitation covenant relating to any of the franchisees or suppliers of ARG or any of its subsidiaries or affiliates.

                  Mr. Benham's Employment Agreement is attached as Exhibit
10.2 hereto and is incorporated herein by reference.

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

                  On July 25, 2005, Triarc completed its acquisition of RTM, Arby's largest franchisee, with 775 Arby's restaurants in 22 states, pursuant to each of the following agreements:

                  o the Agreement and Plan of Merger, dated as of May 27, 2005 (the "RTMRG Merger Agreement"), by and among Triarc, Arby's Acquisition Co., a direct wholly owned subsidiary of Triarc ("Merger Sub Corp."), Arby's Restaurant, LLC, a direct wholly owned subsidiary of Triarc ("Merger Sub LLC"), RTM Restaurant Group, Inc. ("RTMRG") and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch (collectively, the "RTM Representatives");

                  o the Side Letter Agreement to the RTMRG Merger Agreement, dated as of July 25, 2005 (the "RTMRG Side Letter"), by and among Triarc, Merger Sub Corp., Merger Sub LLC, RTMRG and the RTM Representatives;

                  o the Membership Interest Purchase Agreement, dated as of May 27, 2005 (the "RTMAC Purchase Agreement"), by and among Triarc, ARG, each of the members of RTM Acquisition Company, L.L.C. ("RTMAC") and the RTM Representatives;

                  o the First Amendment to Membership Interest Purchase Agreement, dated as of July 25, 2005 (the "RTMAC Amendment"), by and among Triarc, ARG, each of the members of RTMAC and the RTM Representatives;

                  o the Asset Purchase Agreement, dated as of May 27, 2005 (the "RTMMC Purchase Agreement"), by and among Triarc, ARG, RTMMC Acquisition, LLC, a direct wholly owned subsidiary of Triarc ("RTMMC Acquisition"), RTM Management Company, L.L.C. ("RTMMC"), each of the members of RTMMC and the RTM Representatives;

                  o the First Amendment to Asset Purchase Agreement, dated as of July 25, 2005 (the "RTMMC Amendment"), by and among Triarc, ARG, RTMMC Acquisition, RTMMC, each of the members of RTMMC and the RTM Representatives; and

                  o the Transaction Support Agreement, dated as of July 25, 2005 (the "Transaction Support Agreement"), by and among Triarc, certain principal shareholders of RTMRG who collectively beneficially owned approximately 87.1% of the outstanding shares of the RTMRG common stock, and the RTM Representatives.

                  Under the terms of the RTMRG Merger Agreement, Merger Sub Corp. merged with and into RTMRG, with RTMRG as the surviving corporation (the "First Merger"), followed immediately thereafter by the merger of RTMRG with and into Merger Sub LLC, with Merger Sub LLC as the surviving entity (the "Second Merger" and, together with the First Merger, the "Mergers"). Immediately following the consummation of the Second Merger, Triarc contributed all of the outstanding membership interests in Merger Sub LLC to ARG, with Merger Sub LLC becoming a wholly owned direct subsidiary of ARG. Holders of RTMRG common stock existing immediately prior to the First Merger (the "RTMRG Shareholders") received, in the aggregate (i) $175 million in cash, subject to post-closing adjustment based on the closing balance sheets of RTM and ARG and (ii) 9,684,316 shares of Triarc Class B-1 Common Stock. In addition, Triarc granted options to purchase 774,066 shares of Triarc Class B-1 Common Stock (with a weighted average exercise price of $8.92 per share), which were issued in replacement of existing RTM options. The shares of Triarc Class B-1 Common Stock issued to the RTMRG Shareholders were issued only to RTMRG Shareholders that qualified as "accredited investors" (as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act")), were not registered under the Securities Act and are subject to certain limitations on their resale. As referenced in Item 1.01 above, Triarc has agreed to file a registration statement with the Securities and Exchange Commission by August 24, 2005 to permit resales of such shares of Triarc Class B-1 Common Stock.

                  Under the terms of the RTMAC Purchase Agreement, Triarc purchased all of the outstanding membership interests in RTMAC (the "RTMAC Purchase") for $10.00 in cash. Immediately following the RTMAC Purchase, Triarc contributed all such membership interests in RTMAC to ARG, with RTMAC becoming a wholly owned direct subsidiary of ARG.

                  Under the terms of the RTMMC Purchase Agreement, RTMMC Acquisition acquired all of the assets of RTMMC, except specified excluded assets, and assumed all of the liabilities of RTMMC, except specified excluded liabilities (the "RTMMC Purchase" and together with the Mergers and the RTMAC Purchase collectively, the "RTM Acquisitions"), for $10.00 in cash. Immediately following the RTMMC Purchase, Triarc contributed all of the outstanding membership interests of RTMMC Acquisition to ARG, with RTMMC Acquisition becoming a direct wholly owned subsidiary of ARG.

                  In connection with the RTM Acquisitions, ARG also assumed approximately $400 million of RTM net debt, including approximately $184 million of RTM capitalized lease and financing obligations.

                  Triarc, through its subsidiaries, is the franchisor of the Arby's(R) restaurant system, which consists of approximately 3,500 restaurants, and, prior to the RTM Acquisitions, was the owner and operator of 233 Arby's restaurants. RTM is Arby's largest franchisee, with 775 Arby's restaurants in 22 states. Except for their relationship as franchisee and franchisor and in connection with the transactions related to the sale of 355 Arby's restaurants by Arby's to RTM in 1997, there were no material relationships, other than in respect of the RTM Acquisitions, between RTMRG, RTMAC or RTMMC and Triarc or any of its affiliates, or any officer or director of Triarc, or any associate of any officer or director of Triarc. The RTM Acquisitions (including the purchase price paid by Triarc in connection therewith), were the result of an arm's-length negotiated transaction by the parties.

                  ARG is expected to incur employee related restructuring charges in connection with the RTM Acquisitions, which would include severance, retention and relocation costs. The amount of such charges has yet to be finalized, but is currently estimated at approximately $10 million.

                  The RTMRG Merger Agreement, the RTMRG Side Letter, the RTMAC Purchase Agreement, the RTMAC Amendment, the RTMMC Purchase Agreement, the RTMMC Amendment and the Transaction Support Agreement (collectively, the "RTM Acquisition Agreements") are attached as exhibits hereto and are incorporated herein by reference. Except for their status as the contractual documents that establish and govern the legal relations among the parties thereto with respect to the RTM Acquisitions, the RTM Acquisition Agreements and the Credit Agreement are not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the RTM Acquisition Agreements and the Credit Agreement are qualified, including by information in the confidential disclosure letters and supplements thereto that the parties delivered to each other. Representations and warranties may be used as a tool to allocate risks between the respective parties to the RTM Acquisition Agreements and the Credit Agreement, including where the parties do not have complete knowledge of all facts. Shareholders are not third-party beneficiaries under the RTM Acquisition Agreements or the Credit Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Triarc, ARG, RTM or any of their respective affiliates.

                  Triarc will file audited historical combined financial statements of RTM and pro forma financial information as required by the relevant Form 8-K rules under an amendment to this Form 8-K no later than 71 days after the date of the filing of this Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AND OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

                  The information set forth in Item 1.01 of this Report under the heading "Credit Agreement" is incorporated by reference into this Item 2.03.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

                  Under the terms of the RTMRG Merger Agreement, at the July 25, 2005 closing of the First Merger disclosed in Item 2.01 of this Report, Triarc paid $175 million in cash and issued 9,684,316 shares of Triarc Class B-1 Common Stock (the "Shares") in exchange for all of the common stock of RTMRG and granted options to purchase 774,066 shares of Triarc Class B-1 Common Stock (with a weighted average exercise price of $8.92 per share) (the "Replacement Options"), which were issued in replacement of existing RTM options. The Shares and the Replacement Options were issued only to RTMRG Shareholders and holders of existing RTM options, respectively, that qualified as "accredited investors" (as such term is defined in Rule 501(a) of the Securities Act). The description of the RTM Acquisitions contained in Item
2.01 of this Report is incorporated herein by reference.

                  In connection with the issuance of the Shares in the First Merger and the grant of Replacement Options, Triarc relied on the exemption from registration under the Securities Act under Rule 506 of Regulation D under the Securities Act and Section 4(2) of the Securities Act. Triarc reasonably believed that there were no more than 35 "purchasers" (as such term is defined in Rule 501(a) of the Securities Act) that would receive Shares and would be granted Replacement Options in connection with the RTM Acquisitions.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

      (c)    Exhibits

             EXHIBIT NO.                       DESCRIPTION
             -----------                       -----------

                 2.1 Agreement and Plan of Merger, dated as of May 27, 2005, by and among Triarc Companies, Inc., Arby's Acquisition Co., Arby's Restaurant, LLC, RTM Restaurant Group, Inc. and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

                 2.2 Side Letter Agreement to the RTMRG Merger Agreement, dated as of July 25, 2005, by and among Triarc Companies, Inc., Arby's Acquisition Co., Arby's Restaurant, LLC, RTM Restaurant Group, Inc. and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

                 2.3 Membership Interest Purchase Agreement, dated as of May 27, 2005, by and among Triarc Companies, Inc., Arby's Restaurant Group, Inc., each of the members of RTM Acquisition Company, L.L.C. and Russell V. Umphenour, Jr., Dennis E. Cooper and
                              J. Russell Welch.

                 2.4 First Amendment to Membership Interest Purchase Agreement, dated as of July 25, 2005, by and among Triarc Companies, Inc., Arby's Restaurant Group, Inc., each of the members of RTM Acquisition Company, L.L.C. and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

                 2.5 Asset Purchase Agreement, dated as of May 27, 2005, by and among Triarc Companies, Inc., Arby's Restaurant Group, Inc., RTMMC Acquisition, LLC, RTM Management Company, L.L.C., each of the members of RTM Management Company, L.L.C. and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

                 2.6 First Amendment to Asset Purchase Agreement, dated as of July 25, 2005, by and among Triarc Companies, Inc., Arby's Restaurant Group, Inc., RTMMC Acquisition, LLC, RTM Management Company, L.L.C., each of the members of RTM Management Company, L.L.C. and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

                 4.1 Registration Rights Agreement, dated as of July 25, 2005, among Triarc Companies, Inc. and certain stockholders of Triarc Companies, Inc.

             EXHIBIT NO.                       DESCRIPTION
             -----------                       -----------

                 4.2 First Supplemental Indenture, dated as of July 13, 2005, among Arby's Franchise Trust, Ambac Assurance Corporation, as Insurer and as Controlling Party, and BNY Midwest Trust Company, as Indenture Trustee.

                 10.1 Credit Agreement, dated as of July 25, 2005, among Arby's Restaurant Group, Inc., Arby's Restaurant Holdings, LLC, Triarc Restaurant Holdings, LLC, the Lenders and Issuers party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse, Cayman Islands Branch, as joint lead arrangers and joint book-running managers, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents, and Wachovia Bank, National Association, SunTrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents.

                 10.2 Employment Agreement, dated July 25, 2005, by and between Douglas N. Benham and Arby's Restaurant Group, Inc.

                 10.3 Transaction Support Agreement, dated as of May 27, 2005, by and among Triarc Companies, Inc., certain stockholders of RTM Restaurant Group, inc. listed on the signature pages thereto and Russell V. Umphenour, Dennis E. Cooper and J. Russell Welch.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, Triarc has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 29, 2005

                                             TRIARC COMPANIES, INC.



                                             By: /s/ Brian L. Schorr
                                                 -------------------------------
                                                 Name:  Brian L. Schorr
                                                 Title: Executive Vice President

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

    2.1 Agreement and Plan of Merger, dated as of May 27, 2005, by and among Triarc Companies, Inc., Arby's Acquisition Co., Arby's Restaurant, LLC, RTM Restaurant Group, Inc. and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

    2.2 Side Letter Agreement to the RTMRG Merger Agreement, dated as of July 25, 2005, by and among Triarc Companies, Inc., Arby's Acquisition Co., Arby's Restaurant, LLC, RTM Restaurant Group, Inc. and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

    2.3 Membership Interest Purchase Agreement, dated as of May 27, 2005, by and among Triarc Companies, Inc., Arby's Restaurant Group, Inc., each of the members of RTM Acquisition Company, L.L.C. and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

    2.4 First Amendment to Membership Interest Purchase Agreement, dated as of July 25, 2005, by and among Triarc Companies, Inc., Arby's Restaurant Group, Inc., each of the members of RTM Acquisition Company, L.L.C. and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

    2.5 Asset Purchase Agreement, dated as of May 27, 2005, by and among Triarc Companies, Inc., Arby's Restaurant Group, Inc., RTMMC Acquisition, LLC, RTM Management Company, L.L.C., each of the members of RTM Management Company, L.L.C. and Russell
                 V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

    2.6 First Amendment to Asset Purchase Agreement, dated as of July 25, 2005, by and among Triarc Companies, Inc., Arby's Restaurant Group, Inc., RTMMC Acquisition, LLC, RTM Management Company, L.L.C., each of the members of RTM Management Company, L.L.C. and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch.

    4.1 Registration Rights Agreement, dated as of July 25, 2005, among Triarc Companies, Inc. and certain stockholders of Triarc Companies, Inc.

    4.2 First Supplemental Indenture, dated as of July 13, 2005, among Arby's Franchise Trust, Ambac Assurance Corporation, as Insurer and as Controlling Party, and BNY Midwest Trust Company, as Indenture Trustee.

    10.1 Credit Agreement, dated as of July 25, 2005, among Arby's Restaurant Group, Inc., Arby's Restaurant Holdings, LLC, Triarc Restaurant Holdings, LLC, the Lenders and Issuers party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse, Cayman Islands Branch, as joint lead arrangers and joint book-running managers, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents, and Wachovia Bank, National Association, SunTrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents.

    10.2 Employment Agreement, dated July 25, 2005, by and between Douglas N. Benham and Arby's Restaurant Group, Inc.

    10.3 Transaction Support Agreement, dated as of May 27, 2005, by and among Triarc Companies, Inc., certain stockholders of RTM Restaurant Group, inc. listed on the signature pages thereto and Russell V. Umphenour, Dennis E. Cooper and J. Russell Welch.